UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

3D TOTAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-197477	36-4756901
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3D Total Solutions, Inc. 75 Danbury Road, Suite 508 Ridgefield, CT 06877 (Address of principal executive offices) (203) 431-7794 (Registrant’s Telephone Number)

Copy of all Communications to:

JMS Law Group

998C Old Country Road, #233

Plainview, NY 11803

phone: 516.422.6285

fax: 516.422.6286

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-197477

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class

to be so registered

___________________________________________________

Common Shares, par value $0.0001 per share

Page - 1

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

3D Total Solutions, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No. 333-197477), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 23, 2014 (the “Registration Statement”).

Item 2.  Exhibits

The following exhibits are incorporated herein by reference:

Exhibit	Description	Reference

3.1	Certificate of Incorporation	Incorporated herein by reference to Exhibit 3.1 to our Form S-1 filed on July 17, 2014.

3.2	Certificate of Amendment to Certificate of Incorporation 3D Total Solutions Inc.	Incorporated herein by reference to Exhibit 3.1 to our Form S-1 filed on July 17, 2014.
3.3	Amended Certificate of Designation of Rights and Preferences for Series A Convertible Preferred Stock.	Incorporated herein by reference to Exhibit 3.1 to our Form S-1 filed on July 17, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

3D TOTAL SOLUTIONS, INC.

Date: August 5, 2015	By: /s/ James Endee
Name: James Endee
Title: President

Page - 2